UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2020

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Lamb Weston Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane
Eagle, Idaho	83616
(Address of principal executive offices)	(Zip Code)

(208) 938-1047
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Northwest FCS Credit Facility

On April 20, 2020, the Company entered into the First Amendment to Credit Agreement (the “First Amendment”), among the Company, certain subsidiaries of the Company party thereto as guarantors, the lenders and voting participants party thereto and Northwest Farm Credit Services, PCA, as administrative agent, which amends the Company’s existing Credit Agreement, dated as of June 28, 2019 (as amended by the First Amendment, the “Northwest FCS Credit Agreement”). The First Amendment, among other things, provides for a new $325.0 million term loan facility (the “Term A-2 Loan”). The Term A-2 Loan has a maturity date of April 20, 2025 and the proceeds thereunder will be used to finance ongoing working capital needs, capital expenditures and other general business purposes.

Borrowings of the Term A-2 Loans bear interest at LIBOR or the Base Rate (each as defined in the Northwest FCS Credit Agreement) plus an applicable rate ranging from 2.200% to 2.950% for LIBOR-based loans and from 1.200% to 1.950% for Base Rate-based loans, depending upon the Company’s total net leverage ratio.

The credit facility requires amortization repayments of the Term A-2 Loan facility, commencing on the last business day of September 2020, in equal quarterly installments in aggregate annual amounts equal to 5% of the original principal amount of such Term A-2 Loans, with the remaining principal balance payable on the maturity date (subject to adjustment for prepayments).

Amendment to BofA Credit Facility

In connection with the First Amendment, the Company amended the Credit Agreement, dated as of November 9, 2016 (as amended by Amendment No. 1, dated as of August 15, 2017, Amendment No. 2, dated as of December 1, 2017, Amendment No. 3, dated as of June 25, 2019, and Amendment No. 4 (as described below), the “BofA Credit Agreement”), among the Company, the guarantors party thereto, the institutions from time to time party thereto as lenders, and Bank of America, N.A., as administrative agent, by entering into that certain Amendment No. 4 to Credit Agreement, dated as of April 17, 2020 (the “Amendment No. 4”), to, among other things, modify the BofA Credit Agreement to expressly permit the incremental indebtedness under the Northwest FCS Credit Agreement.

General

Copies of the First Amendment and Amendment No. 4 are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions above are summaries of such documents, do not purport to be complete, and are qualified in their entirety by the complete texts of such agreements.

Certain of the agents and lenders and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates for which they have received customary fees and compensation for these transactions and may in the future receive customary fees and compensation.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, dated as of April 20, 2020, by and among the Company, the guarantors party thereto, the lenders and voting participants party thereto, and Northwest Farm Credit Services, PCA, as Administrative Agent.
10.2	Amendment No. 4 to Credit Agreement, dated as of April 17, 2020, among the Company, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as Administrative Agent.
104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

	By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: Senior Vice President, General Counsel and Corporate Secretary
Date: April 20, 2020